Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Lions Gate Entertainment Corp. of our report dated January 10, 2013 relating to the financial statements of Studio 3 Partners L.L.C., which appears in Lions Gate Entertainment Corp.’s Annual Report on Form 10-K for the year ended March 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
June 6, 2013